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                                  EXHIBIT 12.1

         STATEMENT OF COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES




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                                                                       YEAR ENDED                             SIX MONTHS ENDED
                                    -----------------------------------------------------------------     -----------------------
                                    12/31/94      12/31/95       12/31/96      12/31/97      12/31/98       6/30/98      6/30/99
                                   ------------  ------------   ------------- ------------- ---------     ------------  ---------
                                                                           ($ in thousands)
Earnings:
    Pre-Tax Income (Loss)           $ (32,166)     $ 18,661      $  14,386    $  14,981     $ (13,175)     $   7,505    $ (1,368)
    Add Back - Fixed Charges            2,908         6,009          6,219        6,314         6,756          3,171       3,599
                                    ---------      --------      ---------    ---------     ---------      ---------    --------

       Total Earnings               $ (29,258)     $ 24,670      $  20,605    $  21,295     $  (6,419)     $  10,676    $  2,231
                                    ---------      --------      ---------    ---------     ---------      ---------    --------
                                    ---------      --------      ---------    ---------     ---------      ---------    --------


Fixed Charges:
    Interest Expense                $   1,595      $  4,456      $   4,456    $   4,456     $   4,456      $   2,233    $  2,589
    Amortized Discounts Related
       to Indebtedness                     --            --             --           --            --             --          13
    Estimated Interest Within
       Rental Expense                   1,313         1,553          1,763        1,858         2,300            938         997
                                    ---------      --------      ---------    ---------     ---------      ---------    --------

       Total Fixed Charges          $   2,908      $  6,009      $   6,219    $   6,314     $   6,756      $   3,171    $  3,599
                                    ---------      --------      ---------    ---------     ---------      ---------    --------
                                    ---------      --------      ---------    ---------     ---------      ---------    --------

RATIO OF EARNINGS TO
    FIXED CHARGES                          --           4.1            3.3          3.4            --            3.4         0.6
                                    ---------      --------      ---------    ---------     ---------      ---------    --------
                                    ---------      --------      ---------    ---------     ---------      ---------    --------

Dollar Amount of
    Deficiency Below 1.0            $  32,166           N/A            N/A          N/A     $  13,175            N/A    $  1,368
                                    ---------      --------      ---------    ---------     ---------      ---------    --------
                                    ---------      --------      ---------    ---------     ---------      ---------    --------


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